UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019 (November 18, 2019)

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On November 18, 2019, Acacia Research Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starboard Value LP (the “Designee” or “Starboard Value”) and the Buyers (as defined in the Purchase Agreement), pursuant to which the Company (i) issued and sold 350,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”) at a purchase price of $35,000,000 (the “Initial Purchase Price”), or $100 per Preferred Share, and (ii) issued warrants (the “Series A Warrants”) to purchase up to 5,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to $3.65 per share (subject to certain price-based anti-dilution adjustments). Payment of the Initial Purchase Price by the Buyers was transferred into an escrow account (the “Escrow Account”), to be released to the Company upon, among other things, (i) the consummation of a suitable investment or acquisition by the Company (an “Investment”), such Investment to be identified and approved by each of the Company and the Designee prior to consummation (an “Approved Investment”), or (ii) with respect to an amount designated to be converted, the election by a Buyer to convert its Preferred Shares into Common Stock. The Preferred Shares are convertible into shares of Common Stock at a conversion price of $3.65 (subject to certain price-based anti-dilution adjustments).

Pursuant to the Purchase Agreement, in the event that an Approved Investment has been identified, the Designee may elect to purchase and allocate among one or more of its affiliates senior secured notes (the “Notes”), in one or more additional closings (each, an “Additional Closing”), in an aggregate principal amount not to exceed the lesser of (i) the amount of the applicable Approved Investment and (ii) $365,000,000.

The Purchase Agreement contains customary representations and warranties from the Company, on the one hand, and the Buyers, on the other, including representations and warranties by the Company regarding its capitalization, compliance with applicable laws, undisclosed liabilities, affiliate transactions, taxes and litigation. The Company has also agreed to certain covenants regarding its compliance with laws.

In addition, promptly following the receipt of Stockholder Approval (as defined below), one or more of the Designee’s affiliates will purchase warrants to purchase up to 100,000,000 shares of Common stock (the “Series B Warrants” and together with the Preferred Shares, the Series A Warrants and the Notes, the “Securities”) at an exercise price (subject to certain price-based anti-dilution adjustments) of either (i) $5.25 per share, if exercising by cash payment, or (ii) $3.65 per share, if exercising by cancellation of a portion of the Notes.

Subject to certain limitations, the Company has also agreed to indemnify each Buyer for (i) any misrepresentation or breach of any representation or warranty made by the Company in the Securities Purchase Agreement and (ii) any breach of any covenant or agreement of the Securities Purchase Agreement.

The Company and the Buyers entered into the Purchase Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (as amended, “1933 Act”), and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act.

From and after the consummation of an Additional Closing, the Preferred Shares may be exchanged for Notes and Series B Warrants without any additional consideration.

The Company has agreed to file with the SEC a definitive proxy statement by no later January 17, 2020, for a special meeting of stockholders (the “Stockholder Meeting”), to solicit the affirmative vote of the Company’s stockholders for the approval of resolutions providing for: (i) the Company’s issuance of all of the Securities under the Purchase Agreement without giving effect to any limitations under the rules of the Nasdaq Stock Market LLC, and (ii) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to not less than 300,000,000 shares (such approvals, collectively, the “Stockholder Approval”). Pursuant to the Purchase Agreement, the Stockholder Meeting must be held no later than February 16, 2020 (the “Stockholder Approval Deadline”).

Subject to (i) the Company’s obtaining Stockholder Approval, (ii) the consummation of one or more Approved Investments and (iii) at least $100,000,000 of principal amount of Notes having been issued to Buyers, the Company will have the option to complete one or more rights offerings to its stockholders (a “Stockholder Offering”) of senior secured notes with terms substantially identical to the Notes, in an aggregate principal amount of up to $100,000,000, and warrants to purchase up to 27,397,261 shares of Common Stock with terms substantially identical to the Series B Warrants.

Until the Buyers no longer hold any Preferred Shares or Notes, the Company will not, other than the issuance and sale of securities in a Stockholder Offering, issue any of its or its subsidiaries’ equity or equity equivalent securities unless the Company will have first provided the Buyers with a right to participate in such offering, subject to certain limitations and exceptions.

The Company expects to use the proceeds from the sale of the Securities to fund strategic acquisitions and investments opportunities approved by the Company and the Designee.

The foregoing transactions contemplated by the Purchase Agreement are referred to herein as the “Financing.”

Registration Rights Agreement

On November 18, 2019, the Company entered into a Registration Rights Agreement with the Designee and the Buyers (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Securities and the shares of Common Stock issued upon the conversion or exercise of the Securities, as applicable (the “Registrable Securities”).

Under the Registration Rights Agreement, the Company will, among other things, prepare and file with the SEC (i) an initial registration statement on Form S-3, or if unavailable, a Form S-1, covering the resale of Registrable Securities then-outstanding, and (ii) subsequent registration statements covering the resale of any Registrable Securities to the extent not included in previous registration statements. In addition, upon written notice to the Company by the Designee (a “Demand Notice”), the Company will prepare and file with the SEC a registration statement covering the resale of any Preferred Shares, Notes and/or Series B Warrants set forth in such Demand Notice.

At any time beginning on November 18, 2020, upon the Designee’s request, the Company will use its reasonable best efforts to cause the Preferred Shares, Series B Warrants and/or the Notes to be, as requested by the Designee, listed for trading on The Nasdaq Global Select Market or any other eligible market as selected by the Company.

Governance Agreement

On November 18, 2019, the Company entered into a Governance Agreement (the “Governance Agreement”) with the Designee and certain affiliates of the Designee (collectively, “Starboard”), pursuant to which, among other things, the Company agreed to (i) increase the size of the Board of Directors of the Company (the “Board”) from six to seven members, (ii) appoint Jonathan Sagal as a director of the Company (the “Starboard Appointee”), (iii) grant Starboard the right to recommend two additional directors for appointment to the Board (the “Additional Appointees”), (iv) form a Strategic Committee of the Board (the “Strategic Committee”), which will be tasked with, among other things, sourcing and performing due diligence on potential acquisition targets and intellectual property or other investment opportunities, with the goal of finding one or more Approved Investments, (v) appoint Clifford Press, Alfred V. Tobia, Jr. and Jonathan Sagal to the Strategic Committee, with Clifford Press serving as its Chairman, and (vi) appoint Jonathan Sagal to the Nominating and Corporate Governance Committee.

During the period beginning on November 18, 2019 and ending on the earlier of (i) fifteen (15) days prior to the deadline for the submission of stockholder nominations for the Company’s 2020 annual meeting of stockholders pursuant to the Company’s Second Amended and Restated Bylaws, or (ii) April 6, 2020 (such period, as may be extended by Starboard under certain circumstances, the “Governance Period”), the Board will remain at no more than seven directors, provided that the Board may be increased during the period to (a) accommodate the appointment of the Additional Appointees, (b) upon Starboard’s written consent, or (c) if the Company’s stockholders take actions to increase the size of the Board.

During the Governance Period, one or more Starboard partners or senior employees (the “Starboard Observers”) will have the right to attend and participate in meetings of the Strategic Committee and will receive copies of all documents distributed to the Strategic Committee. The Starboard Observers may attend and participate, but not vote, at all meetings of the Strategic Committee during the Governance Period. During the Governance Period, Starboard has agreed not to take certain actions with respect to the Company.

If there is a vacancy on the Board during the Governance Period as a result of any of the Starboard Appointee or the Additional Appointees no longer serving on the Board for any reason, then Starboard will be entitled to designate a replacement thereof (each, a “Replacement Director”); provided that at such time certain criteria set forth in the Governance Agreement are satisfied, including that Starboard beneficially own, in the aggregate, at least the lesser of 4.0% of the Company’s then-outstanding Common Stock (on an as-converted basis, if applicable) and 2,013,732 shares of issued and outstanding Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments).

The Purchase Agreement, Registration Rights Agreement and the Governance Agreement are filed as Exhibits 10.1 through 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The form of Note, form of Series A Warrant and form of Series B Warrant are attached as Exhibits 4.1 through 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Governance Agreement, Notes, Series A Warrants and Series B Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

On November 18, 2019, the Company issued 350,000 Preferred Shares with a liquidation preference per share equal to the greater of (i) the Conversion Amount (as defined below), and (ii) the amount that would have been received had such Preferred Shares been converted into Common Stock immediately prior to a liquidation event (the “Preferred Liquidation Distribution”). The “Conversion Amount” means the sum of (i) $100 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events), (ii) any accrued and unpaid dividends, and (iii) any accrued and unpaid late charges for the failure to make any payment due under any agreements related to the Financing, including but not limited to the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, and the Governance Agreement.

Under the terms of the Certificate of Designations (as defined below), the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking junior to the Preferred Shares, will be subject to restrictions in the event that the Company does not declare dividends on the Preferred Shares for the most recently completed dividend period or, in the case of any such liquidation payment, does not pay to holders of the Preferred Shares Preferred Liquidation Distributions.

The terms of the Preferred Shares are more fully described in the Certificate of Designations, which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Preferred Shares. A Copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2019, Jonathan Sagal was appointed as a director of the Company to serve until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Sagal will serve as a member of the Nominating and Governance Committee and the Strategic Committee.

Mr. Sagal is a Managing Director at Starboard Value. Prior to joining Starboard Value in June 2011, Mr. Sagal was an investment analyst at Casablanca Capital, an investment firm focused on shareholder activism. Previously, he was an investment analyst at Mill Road Capital, where he focused on long-term public and private equity investments in microcap companies, and Prentice Capital Management (“Prentice”), where he focused on investments in consumer and retail companies. Prior to Prentice, he was an Investment Banking Analyst in the Mergers & Acquisitions group at Rothschild Inc. Mr. Sagal received an M.B.A. from Columbia Business School and graduated from Princeton University, where he received an A.B., summa cum laude, in Philosophy.

Mr. Sagal will receive the standard compensation for his respective services at the same level as other non-employee directors of the Company, as described in the Company’s definitive proxy statement for the Company’s 2019 annual meeting of stockholders, previously filed with the SEC on June 14, 2019. Mr. Sagal has entered into an indemnification agreement with the Company (the “Indemnification Agreement”), which requires the Company to indemnify him to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which has been filed with the SEC as an exhibit to the Company’s Form 10-K for the year ended December 31, 2018.

Other than the Governance Agreement and the Financing, there is no arrangement or understanding between Mr. Sagal and any other persons or entities pursuant to which he was appointed as a director. There have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Sagal, or any member of his respective immediate family, had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2019, the Company filed a Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Preferred Shares (the “Certificate of Designations”). The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Capitalized terms used in this Item 5.03 but not defined herein shall have the meanings set forth in the Certificate of Designations.

Security	Series A Convertible Preferred Stock, par value $0.001 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series A Convertible Preferred Stock will rank senior to all of the Common Stock and any other class or series of capital stock of the Company.

Stated Value	$100 per share of Series A Convertible Preferred Stock

Dividend

The initial dividend rate will be 3.0% per annum on the Stated Value, payable quarterly in arrears. Upon the consummation of an Approved Investment, the dividend rate shall increase to 8.0% per annum.

The Series A Convertible Preferred Stock will also participate on an as-converted basis in any regular or special dividends paid to Common Stock holders.

Redemption	If the Company does not obtain the Stockholder Approval by the Stockholder Approval Deadline; if the Company does not issue at least $50.0 million aggregate principal of the Notes, during the periods of May 15, 2021 through August 15, 2021 and May 15, 2022 through August 15, 2022; and for the period from November 15, 2024 through February 15, 2025, a holder may require the Company to redeem all or a portion of their outstanding Series A Convertible Preferred Stock at the Holder Optional Redemption Price (as defined in the Certificate of Designations).

If the Company does not issue at least $50.0 million aggregate principal of the Notes, and assuming certain conditions of the Common Stock have been met, during the period of May 15, 2022 through August 15, 2022, the Company may redeem all of the outstanding Series A Convertible Preferred Stock at the Company Optional Redemption Price (as defined in the Certificate of Designations).

Conversion Rights

Holders’ Conversion Right

The Holders may elect to convert the Series A Convertible Preferred Stock into shares of the Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time and from time to time.

The conversion rate is determined by dividing 100 by the “Conversion Price.”

The Conversion Price will be $3.65, subject to adjustment.

Company’s Conversion Right

At any time on or after November 15, 2025, the Company will have the right to cause all or a portion of the Series A Convertible Preferred Stock to be converted into shares of Common Stock at the applicable conversion rate, if the closing price of the Common Stock equals or exceeds 190% of the Conversion Price for 30 consecutive trading days, and assuming certain conditions of the Common Stock have been met.

Limitations on Conversions

The Company shall not convert any shares of Series A Convertible Preferred Stock (and any such conversion shall be null and void) to the extent that (i) after giving effect to such conversion, such Holder together with its affiliates collectively would own in excess of 4.89% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, or

(ii) the conversion (together with any shares issued upon exercise of the Series A Warrants) would result in the issuance of greater than 19.99% of the number of Common Stock outstanding as of the date of signing (the “Exchange Cap”).

Voting

The Series A Convertible Preferred Stock will have the right to vote with common shareholders on an as-converted basis on all matters, without regard to limitations on conversion other than the Exchange Cap.

Holders of Series A Convertible Preferred Stock will also be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that generally have an adverse effect on the Series A Convertible Preferred Stock.

Change of Control	Upon consummation of a change of control of the Company, the Holders shall have the right to require the Company to repurchase the Series A Convertible Preferred Stock at an amount equal to the sum of (i) the greater of (A) the Stated Value of the Series A Convertible Preferred Stock being redeemed plus accrued and unpaid dividends and late charges and (B) the Make-Whole Amount (as such term is defined in the Certificate of Designations).

Maturity Date	November 15, 2027, subject to extension as described in the Certificate of Designations.

A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Important Additional Information and Where to Find It

In connection with the Financing, the Company will file with the SEC a preliminary proxy statement and other documents relating to the Financing and the Stockholder Approvals required thereunder and may file one or more amendments to such documents. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE FINANCING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FINANCING AND THE AUTHORIZATION AND ISSUANCE OF SECURITIES THEREUNDER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Acacia Research Corporation, 4 Park Plaza, Suite 550, Irvine, California 92614, Attention: Corporate Secretary, Telephone: (949) 480-8300.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed authorization and issuance of securities. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s definitive proxy statement for the Company’s 2019 annual meeting of stockholders, previously filed with the SEC on June 14, 2019, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A, filed with the SEC on April 30, 2019, as well as other documents filed with the SEC. Additional information regarding the interests of such participants will be included in the preliminary proxy statement, definitive proxy statement and other relevant documents regarding the Financing filed with the SEC when they become available. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on November 18, 2019

4.1	Form of Senior Secured Note

4.2	Form of Series A Warrant to Purchase Common Stock

4.3	Form of Series B Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement dated November 18, 2019, by and among Acacia Research Corporation, Starboard Value LP and the investors listed on the Schedule of Buyers attached thereto

10.2	Registration Rights Agreement dated November 18, 2019, by and among Acacia Research Corporation and the investors listed on the Schedule of Buyers attached thereto

10.3	Governance Agreement dated November 18, 2019, by and among Acacia Research Corporation and the entities and natural persons set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: November 19, 2019	/s/ Clifford Press
Chief Executive Officer